UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 24, 2016

Lumber Liquidators Holdings, Inc.

(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	001-33767 (Commission File Number)	27-1310817 (I.R.S. Employer Identification No.)

3000 John Deere Road, Toano, Virginia (Address of principal executive offices)		23168 (Zip Code)

Registrant’s telephone number, including area code: (757) 259-4280

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On March 24, 2016, the Board of Directors (the “Board of Directors”) of Lumber Liquidators Holdings, Inc. (the “Company”) took action to increase the number of directors on the Company’s Board of Directors from eight to nine. In connection with that action, the Board of Directors appointed Steve Cannon to serve, effective March 24, 2016, as a new director in the class of directors whose current terms expire in 2016. This appointment was made in connection with the Company’s decision, consistent with the requirements of its Corporate Governance Guidelines which provides that a director will be expected not to stand for re-election after reaching the age of 70, to not nominate Macon F. Brock, Jr. for re-election at the 2016 Annual Meeting of Stockholders. The Board of Directors anticipates naming Mr. Cannon to serve on one or more committees of the Board of Directors, but at the time of this Form 8-K, the Board of Directors has not determined the committee(s) to which he will be named. The Company will file an amendment to this Form 8-K naming those committees once they are determined.

Mr. Cannon joined Constantine Cannon LLP, a law firm, in 2005 as the managing partner of Constantine Cannon LLP’s Washington D.C. office and has been chairperson of the firm since 2007. From 1994 to 2005, Mr. Cannon was the Senior Vice President, General Counsel and Secretary of Circuit City Stores, Inc., a retailer of consumer electronics, which, at the time, was publicly traded on the New York Stock Exchange. Prior to joining Circuit City Stores, Inc., Mr. Cannon served as a partner at the law firm of Wunder, Diefenderfer, Ryan, Cannon and Thelen and spent ten years in government service, including positions at the U.S. Department of Justice and the U.S. Senate Committee on the Judiciary.

Mr. Cannon’s compensation will be consistent with the compensation policies applicable to the Company’s other non-employee directors as disclosed in the Company’s Proxy Statement for our 2015 Annual Meeting of Stockholders.

Item 8.01	Other Events.

On March 24, 2016, the Company and E. Livingston B. Haskell, the Company’s Secretary and General Corporate Counsel, mutually agreed that he will serve as special counsel to the Company until June 1, 2016, when his employment with the Company will end and he will be pursuing other opportunities. In connection with this change, the Board of Directors of the Company appointed Jill Witter, the Company’s Chief Compliance and Legal Officer, to also serve as the Company’s Secretary.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

LUMBER LIQUIDATORS HOLDINGS, INC. (Registrant)
Date: March 25, 2016	By:	/s/ Jill Witter
Jill Witter
Chief Compliance and Legal Officer and Secretary